SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 25, 2006
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal	(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 25, 2006, Penson Worldwide, Inc.’s domestic clearing subsidiary entered into an amendment (the “Amendment”) of the Remote Processing Agreement between the Company and SunGard Financial Systems LLC (“SunGard”) dated July 10, 1995, as amended (the “Processing Agreement”), which Amendment, among other things, extended the term of the Processing Agreement until July 25, 2012 and amended several of the fees payable by the Company. A copy of the Amendment is being filed as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01. Penson Worldwide, Inc. has requested confidential treatment with respect to certain terms of the Amendment. Exhibit 10.1 is a redacted copy of the Amendment.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1†	Amendment to the Remote Processing Agreement between SunGard Financial Systems LLC and Penson Financial Services, Inc. dated July 25, 2006, as amended.

†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: July 31, 2006	/s/ Kevin W. McAleer
	Name:	Kevin W. McAleer
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1†	Amendment to the Remote Processing Agreement between SunGard Financial Systems LLC and Penson Financial Services, Inc. dated July 25, 2006, as amended.

†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.